UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 21, 2013

VINCE HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36212	75-3264870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 Broadway—6th Floor

New York, New York 10018

(Address of principal executive offices) (Zip Code)

(212) 515-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.

In connection with the closing of the initial public offering of Vince Holding Corp. (the “Company”), the Company completed a series of restructuring transactions through which (i) Kellwood Holding, LLC acquired the non-Vince businesses, which include Kellwood Company, LLC, from the Company and (ii) the Company continues to own and operate the Vince business, which includes Vince, LLC. Affiliates of Sun Capital Partners, Inc. (“Sun Capital”) continue to own and control the non-Vince businesses through their ownership of Kellwood Holding, LLC.

Shared Services Agreement

On November 27, 2013, in connection with the closing of the initial public offering of the Company on November 27, 2013 (the “Offering”), Vince, LLC (“Vince”) entered into the Shared Services Agreement with Kellwood Company, LLC (“Kellwood”) pursuant to which Kellwood will provide support services to Vince in various operational areas including, among other things, retail e-commerce, finance, distribution, logistics, information technology, accounts payable, credit and collections and payroll and benefits.

The Shared Services Agreement may be modified or supplemented to include new services under terms and conditions to be mutually agreed upon in good faith by the parties. The fees for all services received by Vince from Kellwood, including any new services mutually agreed upon by the parties, will be at cost.

Vince may terminate any or all of the services at any time for any reason (with or without cause) upon giving Kellwood the required advance notice for termination for that particular service. Additionally, the provision of certain services which are services which require a term as a matter of law and services which are based on a third-party agreement with a set term, shall terminate automatically upon the related date specified on the schedules to the Shared Services Agreement.

The foregoing is only a summary of the material terms of the Shared Services Agreement and does not purport to be complete, and is qualified in its entirety by reference to the Shared Services Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Tax Receivable Agreement

On November 27, 2013, in connection with the closing of the Offering, the Company entered into the Tax Receivable Agreement with its stockholders immediately prior to the consummation of the Offering (the “Pre-IPO Stockholders”). The Tax Receivable Agreement provides for payments to the Pre-IPO Stockholders in an amount equal to 85% of the aggregate reduction in taxes payable realized by the Company and its subsidiaries from the utilization of certain tax benefits (including net operating losses and tax credits) generated prior to the consummation of the Offering and certain Section 197 intangible deductions.

The Tax Receivable Agreement will terminate upon the earlier of (i) the date all such tax benefits have been utilized or expired, (ii) the last day of the tax year including the tenth anniversary of the Offering and (iii) the mutual agreement of the parties thereto, unless earlier terminated in accordance with the terms thereof. An affiliate of Sun Capital may elect to terminate the Tax Receivable Agreement upon the occurrence of a “Change of Control” (as defined in the Tax Receivable Agreement). In connection with any such termination, the Company will be obligated to pay the present value (calculated at a rate per annum equal to LIBOR plus 200 basis points as of such date) of all remaining net tax benefit payments that would be required to be paid to the Pre-IPO Stockholders from such termination date, applying the valuation assumptions set forth in the Tax Receivable Agreement.

The foregoing is only a summary of the material terms of the Tax Receivable Agreement and does not purport to be complete, and is qualified in its entirety by reference to the Tax Receivable Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated by reference herein.

Consulting Agreement

On November 27, 2013, in connection with the closing of the Offering, the Company entered into an agreement with Sun Capital Partners Management V, LLC (“Sun Capital Management”), an affiliate of Sun Capital, to (i) reimburse Sun Capital Management or any of its affiliates providing consulting services under the agreement for out-of-pocket expenses incurred in providing consulting services to us and (ii) provide Sun Capital Management with customary indemnification for any such services.

Unless earlier terminated by us or Sun Capital Management, the Consulting Agreement will terminate on November 27, 2023. Under the consulting agreement, the Company will have no obligation to pay Sun Capital Management or any of its affiliates any consulting fees other than those which are approved by a majority of the

Company’s directors that are not affiliated with Sun Capital. To the extent such fees are approved, the Company will be obligated to pay such fees in addition to reimbursing Sun Capital Management or any of its affiliates that provide the Company with services under the consulting agreement for all reasonable out-of-pocket fees and expenses incurred by such party in connection with the provision of consulting services. Reimbursement of such expenses shall not be conditioned upon the approval of a majority of the Company’s directors that are not affiliated with Sun Capital Management, and shall be payable in addition to any fees that such directors may approve.

In addition, the Company is required to indemnify Sun Capital Management, its affiliates and any successor by operation of law against any and all liabilities, whether or not arising out of or related to such party’s performance of services under the consulting agreement, except to the extent proven to result directly and primarily from such person’s willful misconduct or gross negligence.

Sun Capital Management may, in its sole discretion, elect to terminate the consulting agreement at any time. The Company may elect to terminate the consulting agreement if SCSF Cardinal, LLC, Sun Cardinal, LLC, or any of their respective affiliates’ aggregate ownership of the Company’s equity securities falls below 30%.

The foregoing is only a summary of the material terms of the Consulting Agreement and does not purport to be complete, and is qualified in its entirety by reference to the Consulting Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.3 and incorporated by reference herein.

Revolving Credit Facility

On November 27, 2013, Vince entered into a new senior secured revolving credit facility in connection with the closing of the Offering. Bank of America, N.A. (“BofA”) will serve as administrative agent for the other lenders party thereto under this new facility. This revolving credit facility provides for a revolving line of credit of up to $50 million. The revolving credit facility also provides for a letter of credit sublimit of $25 million (plus any increase in aggregate commitments) and for an increase in aggregate commitments of up to $20 million. Vince is the borrower and the Company and Vince Intermediate Holding, LLC (“Vince Intermediate”) are the guarantors under the new revolving credit facility. Interest is payable on the loans under the revolving credit facility, at either the LIBOR or the Base Rate, in each case, with applicable margins subject to a pricing grid based on an excess availability calculation. The “Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (i) the rate of interest in effect for such day as publicly announced from time to time by BofA as its prime rate; (ii) the Federal Funds Rate for such day, plus 0.50%; and (iii) the LIBOR Rate for a one month interest period as determined on such day, plus 1.0%. During the continuance of an event of default and at the election of the required lender, interest will accrue at a rate of 2% in excess of the applicable non-default rate.

The revolving credit facility contains a requirement that, at any point when “Excess Availability” is less than the greater of (i) 15% percent of the loan cap or (ii) $7.5 million, and continuing until Excess Availability exceeds the greater of such amounts for 30 consecutive days, during which time, Vince must maintain a consolidated EBITDA (as defined in such agreement) equal to or greater than $20 million.

The revolving credit facility contains representations and warranties, other covenants and events of default that are customary for this type of financing, including limitations on the incurrence of additional indebtedness, liens, negative pledges, guarantees, investments, loans, asset sales, mergers, acquisitions, prepayment of other debt, the repurchase of capital stock, transactions with affiliates, and the ability to change the nature of its business or its fiscal year. The revolving credit facility generally permits dividends in the absence of any event of default (including any event of default arising from the contemplated dividend), so long as (i) after giving pro forma effect to the contemplated dividend, for the following six months Excess Availability will be at least the greater of 20% of the aggregate lending commitments and $7.5 million and (ii) after giving pro forma effect to the contemplated dividend, the “Consolidated Fixed Charge Coverage Ratio” for the 12 months preceding such dividend shall be greater than or equal to 1.1 to 1.0 (provided that the Consolidated Fixed Charge Coverage Ratio may be less than 1.1 to 1.0 if, after giving pro forma effect to the contemplated dividend, Excess Availability for the six fiscal months following the dividend is at least the greater of 35% of the aggregate lending commitments and $10 million).

The foregoing is only a summary of the material terms of the revolving credit facility and does not purport to be complete, and is qualified in its entirety by reference to the credit agreement revolving credit facility, dated as of November 27, 2013, by and among Vince, as Borrower, Vince Intermediate, the Company, the several banks and other financial institutions or entities from time to time party thereto and Bank of America, N.A., as the agent for the lenders, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.4 and incorporated by reference herein.

Term Loan Facility

On November 27, 2013, in connection with the closing of the Offering, Vince and Vince Intermediate entered into a new $175.0 million senior secured term loan credit facility with the lenders party thereto, BofA, as administrative agent, JPMorgan Chase Bank and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers, and Cantor Fitzgerald as documentation agent. The new term loan facility will mature on November 27, 2019. On November 27, 2013, net proceeds from the new term loan facility were used, at closing, to repay the promissory note issued by Vince Intermediate to Kellwood immediately prior to the consummation of the Offering.

The term loan facility also provides for an incremental facility of up to the greater of $50 million and an amount that would result in the consolidated net total secured leverage ratio not exceeding 3.00 to 1.00, in addition to certain other rights to refinance or repurchase portions of the term loan. The term loan facility is subject to quarterly amortization of principal equal to 0.25% of the original aggregate principal amount of the term loan facility, with the balance payable at final maturity. Interest is payable on loans under the term loan facility at a rate of either (i) the Eurodollar rate (subject to a 1.00% floor) plus 5.00% or (ii) the base rate (subject to a 2.00% floor) plus 3.00%. During the continuance of a payment or bankruptcy event of default, interest will accrue (i) on the overdue principal amount of any loan at a rate of 2% in excess of the rate otherwise applicable to such loan and (ii) on any overdue interest or any other outstanding overdue amount at a rate of 2% in excess of the non-default interest rate then applicable to base rate loans.

The term loan facility contains a requirement that Vince and Vince Intermediate will maintain a “Consolidated Net Total Leverage Ratio” as of the last day of any period of four fiscal quarters not to exceed 3.75:1.00 for the fiscal quarters ending February 1, 2014 through November 1, 2014, 3.50:1.0 for the fiscal quarters ending January 31, 2015, through October 31, 2015, and 3.25:1.00 for the fiscal quarter ending January 30, 2016 and each fiscal quarter thereafter. In addition, the term loan facility contains customary representations and warranties, other covenants, and events of default, including but not limited to, limitations on the incurrence of additional indebtedness, liens, negative pledges, guarantees, investments, loans, asset sales, mergers, acquisitions, prepayment of other debt, the repurchase of capital stock, transactions with affiliates, and the ability to change the nature of its business or its fiscal year, and distributions and dividends. The term loan facility generally permits dividends to the extent that no default or event of default is continuing or would result from the contemplated dividend and the pro forma Consolidated Net Total Leverage Ratio after giving effect to such contemplated dividend is at least 0.25 lower than the maximum Consolidated Net Total Leverage Ratio for such quarter. All obligations under the term loan facility are guaranteed by the Company and any future material domestic restricted subsidiaries of Vince and secured by a lien on substantially all of the assets of the Company, Vince and Vince Intermediate and any future material domestic restricted subsidiaries.

The foregoing is only a summary of the material terms of the term loan facility and does not purport to be complete, and is qualified in its entirety by reference to the credit agreement governing the term loan facility, dated as of November 27, 2013, by and among Vince and Vince Intermediate, as Borrowers, the Company, the several banks and other financial institutions or entities from time to time party thereto, and Bank of America, N.A., as the administrative agent for the lenders, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.5 and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 “Entry into Material Definitive Agreements” regarding entry into the new term loan facility and new revolving credit facility is incorporated into this Item 2.03 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Not applicable

(e)

Indemnification Agreements

On November 27, 2013, the Company entered into indemnification agreements with its directors and executive officers (including its Chief Executive Officer and Chief Financial Officer) in connection with the closing of the Offering. The forms of indemnification agreements are attached to this Current Report on Form 8-K as Exhibits 10.6 and 10.7, respectively, and incorporated herein by reference. The following summary of the forms of indemnification agreements does not purport to be complete and is subject to and qualified in its entirety by reference to Exhibits 10.6 and 10.7.

The indemnification agreements provide, to the fullest extent permitted under law, indemnification against all expenses and liabilities (each as defined in the indemnification agreements) arising out of or resulting from indemnitee’s status as a director, officer, employee, agent or fiduciary of the Company or any direct or indirect subsidiary of the Company or any other entity when serving in such capacity at the Company’s request. In addition, the indemnification agreements provide that the Company will pay in advance of a final disposition of a claim, to the extent not prohibited by law, related expenses as and when incurred by the indemnitee, subject to certain requirements set forth in the indemnification agreements.

The 2010 Option Plan

On November 21, 2013, in connection with the closing of the Offering, the Company assumed Kellwood Company’s remaining obligations under the Kellwood 2010 Option Plan (as amended, the “2010 Option Plan”), including with respect to issued and outstanding options thereunder (after giving effect to the Offering and the IPO Restructuring Transactions). After giving effect to such assumption and the IPO Restructuring Transactions, the Company, effective as of November 21, 2013, assumed under the 2010 Option Plan (i) 1,153,291 options to acquire shares of the Company’s common stock previously granted by Kellwood Company to Jill Granoff, its Chief Executive Officer, on May 4, 2012 (with an adjusted exercise price of $5.75 per share) and (ii) 196,853 options to acquire shares of the Company’s common stock previously granted by Kellwood Company to Lisa Klinger, its Chief Financial Officer, on December 10, 2012 (with an adjusted exercise price of $5.75 per share); provided, that the exercisability of such grants was conditioned upon the consummation of the Offering. The options previously issued by Kellwood Company to Ms. Granoff were issued pursuant to that grant agreement dated as of May 4, 2012 (the “Granoff Grant Agreement”), as amended on December 30, 2012 (the “Granoff Amendment”). The options previously issued by Kellwood Company to Ms. Klinger were issued pursuant to that grant agreement dated as of December 10, 2012 (the “Klinger Grant Agreement”). The Company further amended both grant agreements on November 26, 2013 to eliminate the restrictions on exercisability following consummation of the Offering. After giving effect to such amendments, such options continue to vest over a five year period at a rate of 20% per year (beginning from the date of the original grant) and expire on the earlier of (A) the tenth anniversary of the grant date and (B) within a limited period of time following a termination of employment. We refer to the November 26, 2013 amendment to the Granoff Grant Agreement as the “Second Granoff Amendment” and to the November 26, 2013 amendment to the Klinger Grant Agreement as the “Klinger Amendment.”

The foregoing summary of the Company’s assumption of the 2010 Option Plan and the Granoff Grant Agreement and the Klinger Grant Agreement (each as amended) is qualified in its entirety by reference to the 2010 Option Plan, the Granoff Grant Agreement, the Granoff Amendment, the Klinger Grant Agreement, the Second Granoff Amendment and the Klinger Amendment, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.8, 10.9, 10.10, 10.11, 10.12 and 10.13, respectively, and are incorporated by reference herein.

Vince Holding Corp. 2013 Omnibus Incentive Plan

On November 21, 2013, in connection with the closing of the Offering, the Company adopted the Vince Holding Corp. 2013 Omnibus Incentive Plan (the “Vince 2013 Incentive Plan”). The Vince 2013 Incentive Plan provides for grants of stock options, stock appreciation rights, restricted stock, and other stock-based awards.

Directors, officers and employees, as well as others performing consulting or advisory services for the Company, are eligible for grants under the Vince 2013 Incentive Plan. The purpose of the Vince 2013 Incentive Plan is to provide incentives that will attract, retain and motivate high performing officers, directors, employees and consultants by providing them with appropriate incentives and rewards either through a proprietary interest in the Company’s long-term success or compensation based on their performance in fulfilling their personal responsibilities.

The aggregate number of shares of common stock which may be issued or used for reference purposes under the Vince 2013 Incentive Plan or with respect to which awards may be granted may not exceed 3,400,000 shares (including grants made to certain of the Company’s executive officers, directors and employees under the Vince 2013 Incentive Plan on the closing date of the Offering). The maximum number of shares of common stock subject to any performance award which may be granted under the Vince 2013 Incentive Plan during any fiscal year to any eligible individual is 1,000,000 shares. The total number of shares of common stock subject to any award which may be granted under the Vince 2013 Incentive Plan during any fiscal year to any non-employee director is 100,000 shares. The maximum value of any cash payment made pursuant to an award which may be granted under the Vince 2013 Incentive Plan during any fiscal year to any non-employee director is $500,000.

The number of shares available for issuance under the Vince 2013 Incentive Plan may be subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure or the outstanding shares of common stock. In general, if awards under the Vince 2013 Incentive Plan are for any reason cancelled, or expire or terminate unexercised, the shares covered by such awards may again be available for the grant of awards under the Vince 2013 Incentive Plan.

Notwithstanding any other provision of the Vince 2013 Incentive Plan, the Company’s board of directors may at any time amend any or all of the provisions of the Vince 2013 Incentive Plan, or suspend or terminate it entirely, retroactively or otherwise, subject to stockholder approval in certain instances; provided, however, that, unless otherwise required by law or specifically provided in the Vince 2013 Incentive Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be adversely affected without the consent of such participant.

On November 21, 2013, in connection with the closing of the Offering and under the Vince 2013 Incentive Plan, the Company granted options to acquire 99,812 shares of the Company’s common stock at an exercise price of $20.00 per share (the public offering price of the Offering) to each of Ms. Klinger. Additionally on the same date, the Company granted 3,750 restricted stock units under the Vince 2013 Incentive Plan to Messrs. Robert Bowman and Jerome Griffith, its non-employee directors who are not affiliated with Sun Capital. The exercisability of all such grants was conditioned upon the consummation of the Offering.

71,294 of Ms.Klinger’s options will vest over four years at the rate of 25% each year on each anniversary of the grant date, beginning on the first anniversary of the grant date, so long as Ms. Klinger remains continuously employed with the Company through each such vesting date. The remaining 28,518 of Ms. Klinger’s options will vest over four years, but at the rate of 33 1/3% each on each anniversary of the grant date beginning on the second anniversary of the grant date, so long as Ms. Klinger remains continuously employed with the Company through each such vesting date. Notwithstanding the foregoing, in the event that Ms. Klinger is involuntarily terminated by the Company within the twelve (12) months period following a change in control, any unvested options that are part of this grant and remaining outstanding will become fully vested. All such options are subject to the terms and conditions of the Vince 2013 Incentive Plan and the related grant agreement.

The restricted stock units granted to Messrs. Bowman and Griffith shall vest over three (3) years, subject to the grantee’s continued service as a director with the Company as of each vesting date, and are subject to the terms and conditions of the Vince 2013 Incentive Plan and the related grant agreement.

The foregoing is only a summary of the material terms of the Vince 2013 Incentive Plan, the Form of Non-qualified Stock Option Agreement and the Form of Restricted Stock Unit Agreement and the and does not purport to be complete, and is qualified in its entirety by reference to the Vince 2013 Incentive Plan, the Form of Non-qualified Stock Option Agreement and the Form of Restricted Stock Unit Agreement , copies of which are attached to this Current Report on Form 8-K as Exhibit 10.14, 10.15 and 10.16, respectively, and are incorporated by reference herein.

Vince Employee Stock Purchase Plan

On November 21, 2013, in connection with the closing of the Offering, the Company adopted the Vince 2013 Employee Stock Purchase Plan (“Vince ESPP”). The Vince ESPP became effective as of the consummation of the Offering, but the first offering period under the Vince ESPP will not commence until specifically authorized by the compensation committee of the Company’s board of directors that administers the Vince ESPP. The Vince ESPP is designed to encourage employees to become stockholders and to increase their ownership of our common stock. The maximum number of shares of common stock which may be issued pursuant to the Vince ESPP may not exceed 1,000,000 shares. The Company anticipates that shares of its common stock issued under the Vince ESPP would be issued at a discount to market no greater than 5% and with an offering period equal to six months; provided, that the maximum number of shares that may be purchased in any offering period may not exceed 500,000 in total or 500,000 per person.

The foregoing is only a summary of the material terms of the Vince ESPP and does not purport to be complete, and is qualified in its entirety by reference to the Vince ESPP, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.17 and incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)

On November 27, 2013, the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) and the Company’s Amended and Restated Bylaws (the “Bylaws”) became effective. A description of the Company’s capital stock, giving effect to the adoption of the Charter and the Bylaws, is described in the Registration Statement on Form S-1 (File No. 333-191336) pursuant to which the Company registered the shares of its common stock sold in the Offering. The Charter and the Bylaws are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

On November 27, 2013, the Company issued a press release announcing the closing of the Offering and the concurrent exercise of the underwriters’ option to purchase additional shares. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of Vince Holding Corp.

3.2	Amended and Restated Bylaws of Vince Holding Corp.

10.1	Shared Services Agreement, dated as of November 27, 2013, by and between Vince, LLC and Kellwood Company

10.2	Tax Receivable Agreement, dated as of November 27, 2013, by and between Vince Holding Corp., Sun Cardinal, LLC, and SCSF Cardinal, LLC

10.3	Consulting Agreement, dated as of November 27, 2013, by and between Vince Holding Corp. and Sun Capital Partners Management V, LLC

10.4	Credit Agreement, dated as of November 27, 2013, by and among Vince, LLC, as Borrower, Vince Intermediate Holding Corp., Vince Holding Corp., the several banks and other financial institutions or entities from time to time party thereto, and Bank of America, N.A., as the agent for the lenders

10.5	Credit Agreement, dated as of November 27, 2013, by and among Vince and Vince Intermediate, as Borrowers, the Company, the several banks and other financial institutions or entities from time to time party thereto, and Bank of America, N.A., as the administrative agent for the lenders

10.6	Form of Indemnification Agreement (for directors and officers affiliated with Sun Capital Partners, Inc.)

10.7	Form of Indemnification Agreement (for directors and officers not affiliated with Sun Capital Partners, Inc.)

10.8	Kellwood Company 2010 Amended and Restated Stock Option Plan (incorporated by reference to Exhibit 10.56 to the Company’s Registration Statement on Form S-1 (File No. (333-191336) filed with the Securities Exchange Commission on September 24, 2013)

10.9	2010 Stock Plan of Kellwood Company Grant Agreement, dated as of May 4, 2012, between Kellwood Company and Jill Granoff (incorporated by reference to Exhibit 10.58 to the Company’s Registration Statement on Form S-1 (File No. (333-191336) filed with the Securities Exchange Commission on September 24, 2013)

10.10	Amendment to Grant Agreement, dated December 30, 2012, between Kellwood Company and Jill Granoff (incorporated by reference to Exhibit 10.60 to the Company’s Registration Statement on Form S-1 (File No. (333-191336) filed with the Securities Exchange Commission on September 24, 2013)

10.11	2010 Stock Plan of Kellwood Company Grant Agreement, dated as of December 10, 2012, by and between Kellwood Company and Lisa Klinger (incorporated by reference to Exhibit 10.61 to the Company’s Registration Statement on Form S-1 (File No. (333-191336) filed with the Securities Exchange Commission on September 24, 2013)

10.12	Second Amendment to Grant Agreement, dated as of November 26, 2013, by and between Kellwood Company and Jill Granoff

10.13	First Amendment to Grant Agreement, dated as of November 26, 2013 by and between Kellwood Company Lisa Klinger

10.14	Vince Holding Corp. 2013 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.66 to the Company’s Registration Statement on Form S-1 (File No. (333-191336) filed with the Securities Exchange Commission on November 12, 2013)

10.15	Form of Non-Qualified Stock Option Agreement

10.16	Form of Restricted Stock Unit Agreement

10.17	Vince 2013 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.67 to the Company’s Registration Statement on Form S-1 (File No. (333-191336) filed with the Securities Exchange Commission on November 12, 2013)

99.1	Press release of the Company dated November 27, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VINCE HOLDING CORP.

By	/s/ Jay Dubiner
Jay Dubiner
Senior Vice President, General Counsel and Secretary

Date: November 27, 2013

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of Vince Holding Corp.

3.2	Amended and Restated Bylaws of Vince Holding Corp.

10.1	Shared Services Agreement, dated as of November 27, 2013, by and between Vince, LLC and Kellwood Company

10.2	Tax Receivable Agreement, dated as of November 27, 2013, by and between Vince Holding Corp., Sun Cardinal, LLC, and SCSF Cardinal, LLC

10.3	Consulting Agreement, dated as of November 27, 2013, by and between Vince Holding Corp. and Sun Capital Partners Management V, LLC

10.4	Credit Agreement, dated as of November 27, 2013, by and among Vince, LLC, as Borrower, Vince Intermediate Holding Corp., Vince Holding Corp., the several banks and other financial institutions or entities from time to time party thereto, and Bank of America, N.A., as the agent for the lenders

10.5	Credit Agreement, dated as of November 27, 2013, by and among Vince and Vince Intermediate, as Borrowers, the Company, the several banks and other financial institutions or entities from time to time party thereto, and Bank of America, N.A., as the administrative agent for the lenders

10.6	Form of Indemnification Agreement (for directors and officers affiliated with Sun Capital Partners, Inc.)

10.7	Form of Indemnification Agreement (for directors and officers not affiliated with Sun Capital Partners, Inc.)

10.8	Kellwood Company 2010 Amended and Restated Stock Option Plan (incorporated by reference to Exhibit 10.56 to the Company’s Registration Statement on Form S-1 (File No. (333-191336) filed with the Securities Exchange Commission on September 24, 2013)

10.9	2010 Stock Plan of Kellwood Company Grant Agreement, dated as of May 4, 2012, between Kellwood Company and Jill Granoff (incorporated by reference to Exhibit 10.58 to the Company’s Registration Statement on Form S-1 (File No. (333-191336) filed with the Securities Exchange Commission on September 24, 2013)

10.10	Amendment to Grant Agreement, dated December 30, 2012, between Kellwood Company and Jill Granoff (incorporated by reference to Exhibit 10.60 to the Company’s Registration Statement on Form S-1 (File No. (333-191336) filed with the Securities Exchange Commission on September 24, 2013)

10.11	2010 Stock Plan of Kellwood Company Grant Agreement, dated as of December 10, 2012, by and between Kellwood Company and Lisa Klinger (incorporated by reference to Exhibit 10.61 to the Company’s Registration Statement on Form S-1 (File No. (333-191336) filed with the Securities Exchange Commission on September 24, 2013)

10.12	Second Amendment to Grant Agreement, dated as of November 26, 2013, by and between Kellwood Company and Jill Granoff

10.13	First Amendment to Grant Agreement, dated as of November 26, 2013 by and between Kellwood Company Lisa Klinger

10.14	Vince Holding Corp. 2013 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.66 to the Company’s Registration Statement on Form S-1 (File No. (333-191336) filed with the Securities Exchange Commission on November 12, 2013)

10.15	Form of Non-Qualified Stock Option Agreement

10.16	Form of Restricted Stock Unit Agreement

10.17	Vince 2013 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.67 to the Company’s Registration Statement on Form S-1 (File No. (333-191336) filed with the Securities Exchange Commission on November 12, 2013)

99.1	Press release of the Company dated November 27, 2013.